930670

THIS WARRANT CERTIFICATE CANNOT BE TRANSFERRED OR EXCHANGED UNTIL THE DATE (THE "DETACHMENT DATE") ESTABLISHED FOR SEPARATION FROM THE SHARES TO WHICH THIS WARRANT IS ATTACHED EXCEPT AS PART OF A UNIT OF HOMEOWNERS CHOICE, INC.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS PROVIDED HEREIN

Warrant Certificate evidencing Warrants to Purchase Common Stock, no par value, as described herein.

HCW

WARRANTS

HOMEOWNERS CHOICE, INC.

VOID AFTER 5:00 P.M., NEW YORK CITY TIME,
ON JULY 31, 2013, OR UPON EARLIER CANCELLATION

CUSIP 43741E 11 1

THIS CERTIFIES THAT

SPECIMEN

is the registered holder of the above indicated number of warrants to purchase certain securities (each a **"Warrant"**). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Homeowners Choice, Inc., a Florida corporation (the **"Company"**), one half of a share of the Company's Common Stock, provided that a single Warrant may not be exercised. Two Warrants may be exercised to acquire one share of the Company's Common Stock (each, a **"Share"**) at the Exercise Price set forth below. The exercise price of each set of two Warrants (the **"Exercise Price"**) shall be $9.10 initially, subject to adjustment as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the **"Exercise Period"**) commencing on July 30, 2008 and ending at 5:00 P.M., New York City time, on the earlier to occur of (i) July 31, 2013 and (ii) the day prior to the date fixed for cancellation of the Warrants as provided in Section 6 of the Warrant Agreement (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York City time on the **Expiration Date** shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any two Warrants by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the **"Exercise Date"**) to American Stock Transfer & Trust Company, LLC (the **"Warrant Agent,"** which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department (i) this Warrant Certificate and the Warrants to be exercised (the **"Book-Entry Warrants"**) free on the records of The Depository Trust Company (the **"Depository"**) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (**"Election to Purchase"**), properly executed (A) by the holder hereof on the reverse of this Warrant Certificate or (B) properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the **"Participant"**) substantially in the form included on the reverse hereof, as applicable and (iii) the Exercise Price for each set of Warrants to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term **"Business Day"** means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

Warrants may be exercised only in sets of two Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant and no payment will be made with respect to any fractional share of Common Stock to which any holder of Warrants might otherwise be entitled upon exercise of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of July 30, 2008 (the **"Warrant Agreement"**), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 2340 Drew Street, Suite 200, Clearwater, Florida 33765.

After January 30, 2009, the Company may, at its option, cancel in whole or in part (and if in part, by lot) the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the **"Cancellation Notice"**), *provided*, that the closing price per share of the Company's common stock has exceeded $11.38 for at least ten (10) trading days within any period of twenty (20) consecutive trading days, including the last trading day of the period. In the event that the Company shall elect to cancel all or a portion of the then outstanding Warrants, the Company shall fix a date for the cancellation (the **"Cancellation Date"**). The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Cancellation Notice shall have been given by the Company; *provided, however,* that no Warrants may be exercised subsequent to the expiration of the Exercise Period; *provided, further,* that all rights whatsoever with respect to the Warrants shall cease on the Cancellation Date.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each set of two Warrants shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a **"Unit"**), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the above provisions shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
AS WARRANT AGENT

BY

AUTHORIZED SIGNATURE

HOMEOWNERS CHOICE, INC.

By:

PRESIDENT

SECRETARY

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

INSTRUCTIONS FOR EXERCISE OF WARRANT

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on ______________, _____ (the **"Exercise Date"**), ___________ Warrants, evidenced by this Warrant Certificate, to purchase, ______________ of the shares of Common Stock (each a **"Share"**) of Homeowners Choice, Inc., a Florida corporation (the **"Company"**), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o American Stock Transfer & Trust Company, LLC, in the amount of $ __________ in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and,delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:______________ , ________

Name:____
(Please Print)

____
(Insert Social Security or Other Identifying Number of Holder)

Address:____
(Street Address)

____
(City and State) (Zip Code)

Signature:____

This Warrant may only be exercised by presentation to the Warrant Agent.

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

____

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

____
(Street Address)

____
(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

____

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of Certificate as shown on the books of the Warrant Agent:

____
(Street Address)

____
(City and State) (Zip Code)

Dated:______________ , ________

____
Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. rule 17Ad-15.

SIGNATURE GUARANTEE

Name of Firm:____

Address:____

Area Code and Number:____

Authorized Signature:____

Name:____

Title:____

Dated:______________ , ________

ASSIGNMENT
(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO:

____
(Please print name and address including zip code of assignee)

____
(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______________________________, Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:______________ , ________

Signature____
(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guaranty Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. rule 17Ad-15.

SIGNATURE GUARANTEE

Name of Firm:____

Address:____

Area Code and Number:____

Authorized Signature:____

Name:____

Title:____

Dated:______________ , ________